UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g)
OF THE SECURITIES EXCHANGE ACT OF 1934

BRAINSTORM CELL THERAPEUTICS INC.
(Exact name of registrant as specified in its charter)

Delaware	20-8133057
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

605 Third Avenue, 34th Floor
New York, NY  10158
(Address of principal executive offices)

Title of each class to be registered	Name of each exchange on which each class is to be registered

Common Stock, par value $0.00005 per share	OTC Markets Group

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: NA

Securities to be registered pursuant to Section 12(g) of the Act:Common Stock, par value $0.00005 per share

Item 1.  Description of Registrant’s Securities to be registered

The description under the heading “Description of Securities” relating to the Registrant’s Common Stock, $0.00005 par value per share, in the Registrant’s Registration Statement on Form S-8 (File No. 333-131880) (the “Registration Statement”), filed under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “Commission”) is incorporated herein by reference.

Item 2. Exhibits

The following exhibits are filed as a part of this Registration Statement:

3.1	Certificate of Incorporation of BrainStorm Cell Therapeutics Inc. (1)

3.2	Bylaws of BrainStorm Cell Therapeutics Inc. (2) and Amendment No. 1 thereto (3)

(1)	Incorporated herein by reference to Appendix B of the Company’s Definitive Schedule 14A dated November 20, 2006 (File No. 333-61610).
(2)	Incorporated herein by reference to Appendix C of the Company’s Definitive Schedule 14A dated November 20, 2006 (File No. 333-61610).
(3)	Incorporated herein by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K dated March 27, 2007 (File No. 333-61610).

* Information pertaining to our common stock is contained in our Certificate of Incorporation and Bylaws.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRAINSTORM CELL THERAPEUTICS INC.
(Registrant)

Date: April 26, 2011	By:	/s/ Liat Sossover
	Name:	Liat Sossover
	Title:	CFO